Exhibit 10.62

THIRD AMENDMENT TO SPONSORSHIP AGREEMENT

This Third Amendment to the Sponsorship Agreement (this “Third Amendment”) is made between Global Cash Access, Inc., with its principal place of business located at 7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113 (“Company”) and Prosperity Bank, successor by merger to American State Bank, having a place of business at 1401 Avenue Q, Lubbock, Texas 79401 (“Bank”), and is entered into as of this 31 day of October, 2014 (the “Third Amendment Effective Date”). Company and Bank are each referenced herein as a “Party” and together, the “Parties.” Unless otherwise noted, capitalized terms herein shall have the same meaning as in the Original Agreement.

RECITALS

WHEREAS, Company and Bank have previously entered into that Sponsorship Agreement dated as of February 11, 2011 (the “Original Agreement”), and

WHEREAS, Company and Bank subsequently entered into that First Amendment to Sponsorship Agreement dated March 11, 2013 for the purpose of, among other things, registering Company as a Third Party Processor with certain Networks (the “First Amendment”), and

WHEREAS, Company and Bank subsequently entered into that Second Amendment to Sponsorship Agreement dated as of September 10, 2013 for the purpose of, among other things, expanding the products and services provided by Company to include the facilitating of debit card payments for iLottery Transactions, as defined therein (the “Second Amendment”), and

WHEREAS, Company and Bank have agreed once again to amend, supplement, and modify the Original Agreement for the purpose of, among other things, expanding the services provided by Company to include credit card payment acceptance for iLottery Transactions,

NOW, THEREFORE, for and in consideration of the promises made herein and other good and valuable consideration, the receipt and sufficiency of which are admitted, the Parties agree as follows:

AGREEMENT

1.The parties agree that the Recitals above constitute contractual provisions of this Agreement and are incorporated herein for all purposes.

2.This Third Amendment shall be effective as of the Amendment Effective Date.

3.Section 12 of the Second Amendment shall be deleted in its entirety and replaced with the following:

12. Credit Card Services. The Company may provide secure payment facilitation services for consumer iLottery Transactions where payment is made using a consumer credit card (“Credit Card Services”); provided, however, that Company will only provide Credit Card Services for any particular state iLottery after the following conditions have been satisfied:
a.Network certification and approval that Company has provided all documentation for transaction processing in compliance with the Rules.
b.Company will request that its attorneys provide to Bank, at no cost to Bank, and Bank will have received and reviewed and accepted, one or more legal opinions from independent attorney(s) licensed and in good standing in the applicable state and knowledgeable in the field of iLottery Transactions for each state in which Company wishes to provide such Credit Card Services, each of which opinions clearly concludes that the applicable state lottery commission is permitted under the applicable federal and state law to accept payments by means of credit cards for the sale of lottery tickets or for deposits into the subscription account for the pending sale of lottery tickets and that Company’s proposal for facilitating such payments is acceptable under applicable law.
c.Company will provide the Cardholder with a disclosure that will state that both credit and debit cards may be used to complete iLottery Transactions and the Cardholder is subject to the Rules and Regulations (which will be defined and described in the disclosure for the consumer) concerning both debit and credit transactions.

The applicable state lottery website discloses that payment for iLottery Transactions may be made by either debit or credit cards and that Cardholders are subject to the Rules and Regulations (which will be defined and described on the website for the consumer) of each type of transaction.
For the avoidance of doubt, Company will not initiate the Credit Card Services for any particular state iLottery Transactions before Bank has received, reviewed and accepted, legal opinion(s) from GCA’s independent attorneys licensed and in good standing in the applicable state and knowledgeable in the field of iLottery Transactions, at no cost to Bank, confirming that accepting consumer credit cards for either ticket sales or subscription accounts is permitted under the federal law and the law of that state and that Company’s proposal for facilitating such payments is permissible under applicable law.

4.Legal Opinions. The existing Paragraph No. 11 of the Second Amendment is hereby designated as Paragraph No. 11(a), and the following provision is added as Paragraph No. 11(b):
11(b) At least thirty (30) days prior to Company providing either Credit Card Services or secure payment facilitation services for consumer iLottery Transactions where payment is made using a consumer debit card (“Debit Card Services”) or other services falling within this Agreement for any particular state iLottery Transactions, Company will provide Bank, at no cost to Bank, with one or more legal opinions from Company’s independent attorneys licensed and in good standing in the applicable state and knowledgeable in the field of iLottery Transactions, opining that any payment facilitation services to be provided by Company in that state are permissible under applicable state and federal law. Company will not provide any payment facilitation services for any state’s iLottery before such legal opinions have been accepted by both Bank and any applicable Network across which Company will transmit iLottery Transactions.
5.Miscellaneous Provisions.
a.Due Authorization. This Third Amendment has been duly and validly authorized, executed and delivered by each Party hereto and no other action by such Party is required to the valid and binding execution, delivery and performance of this Third Amendment by such Party, except as otherwise expressly set forth herein. Each person signing this Third Amendment on behalf of a Party hereto represents and warrants that it is duly authorized to do so.
b.Entire Agreement. The Agreement, as amended hereby, constitutes the entire agreement between the parties hereto regarding the subject matter contained herein and supersedes any and an prior and/or contemporaneous negotiations, agreements, understandings between the parties with respect to the subject matter hereof.
c.Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement. A facsimile or electronic copy of this Third Amendment properly signed by an authorized representative of each Party shall constitute a valid original for purposes of this Third Amendment.
This Third Amendment is intended to be a modification of the Original Agreement as amended by the First Amendment and Second Amendment. Except as expressly modified herein, the Original Agreement as previously modified shall remain in full force and effect. In the event of a conflict between the terms of this Third Amendment and the Original Agreement as previously modified, this Third Amendment shall control.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties set forth below.

11/6/14	PROSPERITY BANK
Date	By:	/s/ Jamie Bigley
	Name:	Jamie Bigley
	Title:	Senior Vice President

11/6/14	GLOBAL CASH ACCESS
Date	By:	/s/ Tim Richards
	Name:	Tim Richards
	Title:	SVP Interactive